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                                  EXHIBIT 23.1
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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the inclusion in this Registration Statement of Hexcel Corporation on Form S-3 of our report dated March 1, 1996, appearing in the Annual Report on Form 10-K of Hexcel Corporation for the year ended December 31, 1995 (which report expresses an unqualified opinion on such financial statements and includes explanatory paragraphs regarding the confirmation of plan of reorganization, acquisition of the Ciba Composites Business, and a change in accounting for income taxes) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          /s/ DELOITTE & TOUCHE LLP

Oakland, California
June 10, 1996